Exhibit 16.1

April 15, 2022

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549-7561

We have read the statements of Newpoint Financial Corp. relating to the event described under Item 9 and we agree with such statements as they pertain to our firm, with the following additions.

The Form 10Q for the period March 31, 2021, filed on June 17, 2021, was filed without our consent. We did not perform any review procedures on this filing. We advised the Company that this filing should be recalled.

/s/ Boyle CPA, LLC

Boyle CPA, LLC
Red Bank, NJ